UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 12, 2012

COVENANT BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

000-53989
(Commission File Number)

Delaware	80-0092089
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

7306 West Madison Street
Forest Park, Illinois 60130
(Address of Principal Executive Offices)

(708) 366-0200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01(b)                      Changes in Registrant’s Certifying Accountant.

Engagement of New Independent Registered Public Accounting Firm

Effective January 12, 2012, Covenant Bancshares, Inc. (the “Company”) engaged Wipfli LLP (“Wipfli”) as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2011 and any interim periods.  The decision to change auditors was the result of a request for proposal process that involved multiple firms.  As previously disclosed in the Company’s Form 8-K filed with the SEC on September 23, 2011, McGladrey & Pullen, LLP (“McGladrey”), informed the Company by a letter dated September 19, 2011, that McGladrey would resign as the Company’s independent registered public accounting firm effective upon completion of the audit for the year ended December 31, 2010.  As of the date hereof, McGladrey has not completed any audit report on the Company’s consolidated financial statements for any period subsequent to December 31, 2009.

During the Company’s fiscal years ended December 31, 2011 and 2010 and prior to January 12, 2012, neither the Company nor anyone acting on its behalf has consulted with Wipfli with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither written nor oral advice was provided to the Company that Wipfli concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Wipfli with a copy of this report and the opportunity to provide to the Company a letter addressed to the SEC containing any new information, clarification of the expression of our views, or the respects in which it does not agree with the statements made by us in this report.  Wipfli has advised us that it has reviewed the disclosures in this report and has no basis upon which to submit such a letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COVENANT BANCSHARES, INC.
Date: April 5, 2012	By: /s/Herman L. Davis________________________ Herman L. Davis Sr. Vice President, CFO, Secretary and Treasurer